                        OIL AND GAS PROPERTY ACQUISITION,
                      EXPLORATION AND DEVELOPMENT AGREEMENT

     THIS AGREEMENT is by and between GulfWest Energy, Inc., a Texas corporation
("GulfWest"),  whose address is 480 North Sam Houston  Parkway East,  Suite 300,
Houston,  Texas 77060, and Summit Investment Group Texas L.L.C., a Texas limited liability  company  ("Summit"),  whose address is 480 North Sam Houston  Parkway
East, Suite 300, Houston, Texas 77060.

                              W I T N E S S E T H:
                               -------------------

     WHEREAS,  GulfWest  intends  to  acquire  oil and gas  properties  which it believes to be potentially  productive of oil or gas within  separate  prospects which it has identified in the Iola Field in Grimes County,  Texas,  the Village
Mills Field in Hardin County,  Texas,  and the Cold Springs Field in San Jacinto
County,  Texas,  and  to  conduct  oil  and  gas  exploration,  development  and production operations on such prospects;

     WHEREAS,  Summit  desires to  participate  with  GulfWest in the  aforesaid endeavor to the extent set forth hereinbelow;

     NOW THEREFORE,  in  consideration  of the premises and the mutual covenants and agreements set forth hereinafter, GulfWest and Summit agree as follows:

                                   ARTICLE I.

                                   Definitions
                                   -----------

     As used  hereinafter in this Agreement,  the following terms shall have the following meanings:

     1.1 "Advanced  Funds" means $1,200,000 to be contributed by Summit pursuant to this Agreement.

     1.2 "Cold  Springs  Field  Prospect"  is  considered  for  purposes of this
Agreement  to  part of the  Wilcox  (East  Texas)  Prospect,  and is more  fully described on Exhibit "B" attached hereto and made a part hereof

     1.3 "Iola Field Prospects" means the eight separate  prospects  identified, respectively,  as the Chesnik Prospect, the Bell Prospect, the Hassler Prospect,
the Warren Prospect,  the Snyder-McWhorter  Prospect, the Upchurch Prospect, the
Brunner Prospect and the Best Prospect on Exhibit "A" attached hereto and made a part hereof.

     1.4 "Joint  Operating  Agreement"  means the Joint Operating  Agreement set forth as Exhibit "G" attached hereto and made a Part hereof.

     1.5 "Lease Bank  Program"  means a program  pursuant to which a third party provides or makes  available to GulfWest funds for its use in the acquisition of oil and gas leases and other mineral and royalty  interests in order that it may conduct specified oil and gas exploration and production activities.

     1.6 "Sourcing Fee" means  $100,000 to be paid to Kyle Williams  pursuant to this Agreement.

     1.7  "Snyder-McWhorter   Prospect"  is  considered  for  purposes  of  this
Agreement to be part of the Iola Field Prospects, and is more fully described in
Exhibit "A" attached hereto and made a part hereof.

     1.8 "Net  Profits  Interest"  shall mean twenty five  percent  (25%) of the monthly net sale proceeds of all oil and gas production  allocable to GulfWest's interest in certain oil and gas properties, as more fully defined in Exhibit "D"
attached hereto Aand made a part hereof.

     1.9 "Oil or Gas" means oil, gas,  casinghead gas, gas  condensate,  sulphur and all other liquid or gaseous  hydrocarbons  and other  marketable  substances produced in association therewith.

     1.10 "Oil and Gas Properties"  means any leasehold  interest in Oil or Gas, and any farm-out and farm-in agreements, licenses, options and other contractual rights relating to the acquisition of leasehold  interests in Oil and Gas and/or the  development,  exploration  or  production  of Oil or Gas  pursuant  to such leasehold interests .

     1.11  "Subject  Area" means the Iola Field  Prospects  and the Wilcox (East
Texas) Field Prospects.

     1.12 "Summit  Expense  Amount" means $100,000 to be paid to Summit pursuant to this Agreement.

     1.13  "Summit  ORI"  means,  with  respect to the  properties  covered by a pertinent assignment document under this Agreement, an overriding royalty in the amount of two and one-half  percent (21/2%) and upon the terms of the overriding royalty  interest  set forth in  Exhibit  "C"  attached  hereto  and made a part hereof.

1.14 "Wilcox  (East  Texas)  Prospects"  means  those  two  separate   prospects
     identified as the Village Mills Prospect, and the Cold Springs Prospect, as
     more fully described on Exhibit "B" attached hereto and made a part hereof.

     All other defined terms used in this  Agreement and not defined above shall have the meanings ascribed thereto elsewhere in this Agreement.

                                   ARTICLE II.

                            Designation of Prospects
                            ------------------------

     GulfWest and Summit hereby  designate the fourteen (14) separate  prospects within the Subject Area as separate  prospects  for purposes of this  Agreement.
The Prospect designations and descriptions are provided in Exhibits "A" and "B."

                                  ARTICLE III.

       Acquisition and Exploration Activities to be Conducted by GulfWest;
       -------------------------------------------------------------------
                          Drilling of Obligation Wells
                          ----------------------------

     3.1 GulfWest  agrees to use its best efforts,  consistent with the terms of this  Agreement,  to  acquire  Oil and Gas  Properties  that it  believes  to be potentially productive of Oil or Gas within the Subject Area. The nature of such
Oil and Gas Properties, and the terms upon which such properties may be acquired by  GulfWest,  shall  be  determined  by  GulfWest  in  its  sole  and  absolute discretion.  GulfWest shall have exclusive control of the acquisition of Oil and
Gas Properties  within the Subject Area and the  administration  and maintenance thereof, and the drilling, completing,  equipping and reworking, or plugging and abandoning,  of wells  within  the  Subject  Area  until  such time as the Joint
Operating Agreement becomes effective as provided in Section 8.2 below, at which time the Joint  Operating  Agreement  shall  control  and govern the  activities mentioned in this  Article III to the extent  there is any conflict  between the
Joint Operating Agreement and this Agreement.

     3.2  GulfWest  agrees  to  drill  four  (4)  wells  located  on Oil and Gas
Properties  acquired  under this  Agreement (as opposed to rework  operations on wells or well bores in existence at the time of the  acquisition  by GulfWest of the Oil and Gas  Properties  on which  such  existing  wells or well  bores  are located). GulfWest agrees to spud such four (4) wells prior to the expiration of two (2) years from the Effective Date of this Agreement (such four (4) wells are herein  collectively  referred to as the "Obligation  Wells",  and  individually referred to in this Agreement as an "Obligation Well").  GulfWest further agrees to conduct  well  workover  operations  on certain  existing  wells  acquired by
GulfWest  which are located on lands  described in Exhibits "A" and B", all such well workover operations to be completed within nine (9) months of the Effective
Date of this Agreement.

     3.3 Until such time as the Joint Operating Agreement becomes effective,  as provided in Section 8.2 below, GulfWest may drill other new wells in addition to the Obligation  Wells,  and rework other wells or well bores in existence at the time of the  acquisition  by  GulfWest of Oil and Gas  Properties  on which such existing  wells or well bores are located,  as GulfWest  shall  determine in its sole and absolute discretion.

                                   ARTICLE IV.

                      Sourcing Fee; Summit Expense Account
                      ------------------------------------

     4.1 The Sourcing Fee shall be paid to Kyle Williams as compensation for his services  rendered and to be rendered for and on behalf of Summit in  connection with its entering into, and  performance  of, this  Agreement.  The Sourcing Fee shall be paid by  GulfWest  from the  Advanced  Funds  pursuant  to Section  5.3 hereof, and shall be paid to Kyle Williams within five business days of GulfWest receiving  verification  that the full  amount of the  Advanced  Funds have been deposited in a mutually  agreed Federal  Deposit  Insurance  Corporation  (FDIC)
member banking  institution  and that such funds are available for withdrawal as provided by this Agreement.

     4.2 The Summit  Expense  Amount  shall be paid to Summit to cover costs and
expenses   incurred  by  Summit  in  connection  with  its  entering  into,  and performance  of, this  Agreement,  and any other costs and expenses  incurred by
Summit in connection  with this  Agreement.  The Summit  Expense Amount shall be paid from the Advanced Funds as provided in Section 5.3 below, and shall be paid within five (5) business days of GulfWest's receipt of a monthly expense invoice submitted by Summit

                                   ARTICLE V.

                                 Advanced Funds
                                 --------------

     5.1 Promptly after execution of this Agreement,  Summit shall establish one or more  accounts  with one or more banks that are members of the FDIC and shall deposit  the  Advanced  Funds  therein.  In the event  more than one  account is established,  the Advanced Funds may be allocated  between such accounts in such proportions  as  determined  by Summit in its sole and absolute  discretion.  No other funds  shall be  commingled  with the  Advanced  Funds in such  account or accounts.  The account or accounts established  hereunder shall be maintained at all times  until the  earlier to occur of (i) two (2) years  from the  Effective
Date,  or (ii) the point in time when Summit has  recouped  the  Advanced  Funds pursuant to this Agreement.

     5.2 All checks drawn on, or withdrawals  made from, the account or accounts referenced  above shall require the  signatures of both Summit and GulfWest.  In connection with payments to be made from such account or accounts, GulfWest will furnish Summit  sufficient  information prior to making such payments for Summit to  determine  that  such  payments  should be made out of the  Advanced  Funds.
However,  Summit's  concurrence  with  GulfWest's  withdrawal  of funds from the applicable accounts shall not be unreasonably withheld.

     5.3 The following  costs and expenses,  and none other,  shall be paid from the Advanced Funds:

          (a) The costs and expenses incurred by GulfWest in the acquisition and maintenance of Oil and Gas Properties  within the Subject Area, which shall be deemed to include all lease  bonuses and  rentals,  brokerage  expenses, title  searches and opinions (as  required),  recording  fees,  seismic and other  geological  expenses  (including,  when necessary or desirable,  the retaining  of  independent  geologists  or  geophysicists)  and  any  other expenses  incurred  directly or indirectly  attributable to the acquisition and  maintenance of Oil and Gas Properties  within the Subject Area,  other than drilling or any other costs and expenses directly in connection with a well (except as provided in (b) below).

          (b)  The  costs  and  expenses  incurred  by  GulfWest  in  reworking, recompleting  and operating  wells or well bores on Oil and Gas  Properties acquired by GulfWest pursuant to this Agreement,  which wells or well bores were in existence at the time of such acquisition by GulfWest.

          (c) The Sourcing Fee.

          (d) The Summit Expense Amount.

     5.4 If all of the  Advanced  Funds  have not been paid from the  account or accounts  referenced above at the expiration of two (2) years from the Effective
Date, then upon such  expiration the remaining  portion of the Advanced Funds in such account or accounts shall be promptly paid to Summit.

     5.5 Notwithstanding  anything in this Agreement to the contrary,  costs and expenses  incurred by GulfWest in connection with a well operations shall not be paid from the Advanced Funds,  except as provided in Section 5.3(b) above. Also, no salaries for GulfWest  employees  nor other  corporate  overhead  expenses of
GulfWest shall be paid from the Advanced Funds, and GulfWest shall  individually bear and pay all  such  salaries  and  expenses  until  such  time as the  Joint
Operating  Agreement  becomes  effective,  at  which  time the  Joint  Operating
Agreement shall govern such matters.

     5.6 If GulfWest  incurs costs and expenses in reworking,  recompleting  and operating  wells or well bores  referenced in Section  5.3(b) above after all of the Advanced  Funds have expended and prior to the  effective  date of the Joint
Operating Agreement, such costs and expenses shall be borne and paid by GulfWest until the Joint Operating Agreement becomes effective.

                                   ARTICLE VI.

    Title to Oil and Gas Properties; Summit ORI; Summit Net Profits Interest
    ------------------------------------------------------------------------

     6.1 Record title to Oil and Gas Properties acquired by GulfWest pursuant to this Agreement within the Iola Field Prospects (except for the  Snyder-McWhorter
Prospect) and the Cold Springs Prospect [referenced herein as part of the Wilcox
(East Texas)  Prospects],  shall be taken in the name of Summit. At such time as
GulfWest pays Summit the $175,000  payment  provided for in Section 7.1(b) below with respect to an Obligation  Well,  Summit shall assign the applicable Oil and
Gas Properties held in its name and attributable to the production unit for such well.  The  assignment  from  Summit  to  GulfWest  shall  be in the form of the
"Assignment of Oil and Gas Properties" attached as Exhibit "C" hereto and made a part  hereof,  and shall  reserve  therein  the  Summit ORI as set forth in said
Exhibit "C"."

     6.2 Record title to Oil and Gas Properties acquired by GulfWest pursuant to this  Agreement that are part of the Wilcox (East Texas)  Prospects  (except the
Cold Springs Prospect) or the Snyder-McWhorter  Prospect,  shall be taken in the name of GulfWest,  and promptly after such acquisition,  GulfWest shall assign a
Net Profits  Interest in such Oil and Gas  Properties to Summit (the "Summit Net
Profits Interest").  The assignment from GulfWest to Summit shall be in the form of the  "Assignment  of Net Profits  Interest" " attached  hereto as Exhibit "D"
which is made a part hereof.

                                  ARTICLE VII.

     Recoupment of Advanced Funds ----------------------------

     7.1 The Advanced Funds shall be recouped by Summit in the following manner:

          (a) After Year One $500,000.00 shall be repaid out of an undivided 40%
     of the Summit Net Profits  Interest  (the  remaining  undivided  60% of the
     Summit  Net  Profits  Interest  shall be deemed to be revenue to Summit and shall not be credited against this $500,000.00 obligation).

          (b) GulfWest shall pay $175,000 in cash to Summit on the date GulfWest spuds each Obligation Well, or

          (c) by virtue of a lump sum production payment by GulfWest.

     7.2 If, at the expiration of two (2) years from the Effective Date,  Summit has not completely  recouped the Advanced Funds from the payments referred to in
(a), (b) and (c) above,  then  Summit,  at its sole  election,  may require that
GulfWest  shall  issue  to it a  quantity  of  GulfWest  Class  A  Common  Stock
equivalent  to  the  quotient  of  the  outstanding   unrepaid   Advanced  Funds
(numerator)  and $2.00 per share  (denominator).  Upon issuance of such stock to
Summit,  Summit shall assign to GulfWest all  remaining  Oil and Gas  Properties within the Subject Area held of the record in the name of Summit. The assignment from Summit to GulfWest  shall be in the form of the  "Assignment of Oil and Gas
Properties"  attached  as Exhibit "C" hereto and made a part  hereof,  and shall reserve therein the Summit ORI to Summit as set forth in said Exhibit "C."

     7.3 The Summit  ORI shall be deemed to be revenue to Summit,  and shall not be credited against repayment of the Advanced Funds.

     7.4 At such time as the  Advanced  Funds have been  completely  recouped by
Summit in the manner  provided  in this  Article  VII,  the  Summit Net  Profits
Interests  shall  thereupon  terminate  and  Summit  shall  release  same  by an appropriate instrument in recordable form and deliver such release instrument to
GulfWest,  and GulfWest  shall  simultaneously  execute and deliver to Summit an
"Assignment  of Oil and Gas  Properties"  in the form  attached  as Exhibit  "E"
hereto and made a part hereof, assigning to Summit an ----------- undivided 8.5%
working interest in the Oil and Gas Properties subject to the Summit Net Profits
Interest.

                                  ARTICLE VIII.

                             Well Costs and Expenses
                             -----------------------

     8.1 All costs and expenses in  connection  with the  drilling,  completing, equipping and operating,  or plugging and  abandonment,  of new wells on Oil and
Gas Properties acquired under this Agreement within the Subject Area, including, without  limitation,  the  Obligation  Wells,  shall be borne and paid solely by
GulfWest until such time as Summit has recouped the Advanced Funds in accordance with the  provisions  of Article VII above.  At such time as Summit has recouped the Advanced  Funds,  all costs and expenses in connection  with the Oil and Gas
Properties   acquired  within  the  Subject  Area  under  this  Agreement  shall thereafter be borne by the parties hereto as follows: (a) as to such Oil and Gas
Properties   located   within  the  Iola   Field   Prospect   (except   for  the
Snyder-McWhorter  Prospect)  and the Wilcox (East Texas) Cold Springs  Prospect,
all such costs and  expenses  shall be borne and paid solely by  GulfWest,  with
Summit being entitled to the Summit ORI in such Oil and Gas Properties,  and (b)
as to such Oil and Gas Properties located within the Wilcox (East Texas) Village
Mills  Prospect or the  Snyder-McWhorter  Prospect,  all such costs and expenses shall be borne and paid by such parties in proportion to their undivided working interests therein (i.e., 91.5% held by GulfWest, and 8.5% held by Summit. 8.2 At such time as  Summit  has  recouped  the  Advanced  Funds,  the Joint  Operating
Agreement shall  automatically  become effective between the parties hereto with respect to all of the Oil and Gas  Properties  acquired  hereunder in the Wilcox
(East Texas)  Village Mills  Prospect and the  Snyder-McWhorter  Prospect,  with
GulfWest  designated  as the  operator,  without  further  action by the parties hereto.

                                   ARTICLE IX.

                  Insurance; Records; Access; Duties; Standards
                  ---------------------------------------------

     9.1 In connection  with its  performance of this  Agreement,  GulfWest will procure and maintain  insurance with  responsible  companies in such amounts and covering (i) all operations on any well drilled or reworked hereunder,  and (ii)
such other risks as are  appropriate in its judgment,  provided,  however,  that such insurance coverage shall at least meet the coverage  requirements set forth in the Joint Operating Agreement. Such insurance coverage shall name the parties hereto as  coinsureds,  and GulfWest  shall  furnish  Summit with a  certificate evidencing insurance coverage meeting at least the above minimum requirements.

     9.2 In acquiring  Oil and Gas  Properties  under this  Agreement,  GulfWest shall  cause to be done such title  checks or title  examinations  by landmen or attorneys acceptable to GulfWest, and such title curative work as GulfWest deems necessary.  No well shall be drilled or reworked  until  title to the  drillsite shall have been examined and approved by attorneys  acceptable to GulfWest,  and any unsatisfied title  requirements  waived by GulfWest.  GulfWest shall furnish
Summit with copies of all title opinions and title curative materials.

     9.3 GulfWest  agrees to devote the necessary  time, and at all times have a staff adequate in number,  experience and competence,  to perform its duties and obligations under this Agreement.

     9.4 GulfWest  shall maintain  complete and accurate  records of all Oil and
Gas Properties acquired under this Agreement, of the acquisition and disposition of all equipment and other personal  property under this  Agreement,  and of all correspondence,  statements,  bills  and other  written  materials  relating  to operations conducted on wells under this Agreement.  Such records, together with
receipts,   vouchers  and  other  supporting   evidence  thereof  in  GulfWest's
possession and control,  will be available for inspection and audit by Summit or its duly authorized  representatives during regular business hours at GulfWest's offices.  GulfWest  will  also  make  available  for such  inspection  insurance policies (or copies or certificates  thereof) in effect,  and copies of drilling logs,  drillstem  tests,  core analyses and electrical  surveys,  and reports of geologists  or  other  consultants  furnished  to  GulfWest  in  the  course  of conducting its duties and obligations under this Agreement.

     9.5 GulfWest shall maintain adequate records and accounts of all operations and  expenditures  under this  Agreement on a cash basis and in accordance  with accounting  practices followed for Federal income tax reporting  purposes.  Such records  will be  available  for  inspection  and  audit by  Summit  or its duly authorized representatives during regular business hours at GulfWest's offices.

     9.6 Summit and its duly authorized representatives shall have access at all reasonable  times,  at their  sole  expense  and risk,  to any well  drilled  or reworked  under this  Agreement,  and they  shall have the right to inspect  all materials  on hand and to  observe  any well  operations  conducted  under  this
Agreement.  GulfWest  will provide  Summit with notice of all  logging,  coring, testing and other  evaluation  work  performed in sufficient  time for Summit to have a representative present to observe such operations.

     9.7 GulfWest shall  exercise all  reasonable  care to pay currently as they accrue all costs and  expenses it incurs  under this  Agreement,  and to prevent liens and  encumbrances  in connection  therewith  from attaching to Oil and Gas
Properties acquired under this Agreement.

     9.8 GulfWest  shall  perform all of its duties and  obligations  under this
Agreement in good faith and in a good and workmanlike manner

                                   ARTICLE X.

                             Area of Mutual Interest
                             -----------------------

     10.1 An area of mutual  interest  ("AMI") is hereby  established  as to the lands  identified  on the plat  attached  as Exhibit  "F" hereto and made a part hereof.  In the event a party hereto acquires Oil and Gas Properties within such area of mutual  interest  ---  during  the time  this  area of  mutual  interest provision is in force,  the party  acquiring  such  interest  shall give written notice of such  acquisition to the other party hereto,  identifying the interest acquired  and  specifying  the cost and  terms of such  acquisition.  The  party receiving  such notice  shall have the right,  by giving  written  notice to the acquiring  party within thirty (30) calendar days after receipt of notice of its election as to whether or not it will  purchase  its  undivided  interest in the acquired interest (as such undivided  interest is set forth below). If the party receiving the first notice elects to participate in such acquisition, such party shall  pay its  proportionate  share of the  acquisition  costs of the  acquired interest (as such  proportionate  part is set forth in Section  10.2 below).  If both parties hereto participate in an acquisition, the acquired interest and the entire AMI shall automatically  become subject to a joint operating agreement in the form  attached  as Exhibit  "G" hereto  and made a part  hereof.  Such joint operating  agreement shall be a separate and distinct joint operating  agreement from the Joint Operating  Agreement  covering any portion of the AMI. Failure of the party  receiving the first notice to notify the party  acquiring an interest within said time period will be deemed an election  not to  participate  in such acquisition.  If the party  receiving the first notice  elects,  or is deemed to have elected,  not to participate in the acquisition of such interest,  then the party who acquired such interest shall have no further  obligation to such party with respect to such interest and such interest shall  thereafter not be subject to this Agreement.  If the party receiving the first notice  participates in the
acquisition  of  an  acquired   interest,   such  party,  upon  payment  of  its
proportionate  share of the acquisition  costs,  shall be given an assignment in recordable form of its undivided interest therein.

     10.2 With  respect to Oil and Gas  Properties  acquired  by a party  hereto within  the AMI , the other  party  hereto may elect to  acquire  its  undivided interest in such acquired  interest in accordance with the provisions of Section
10.1 above and,  in such  case,  such  parties  will be  obligated  to pay their proportionate  share of the  acquisition  costs in return  for their  respective undivided  interests therein,  such proportionate  parts and undivided interests being as follows:  GulfWest 90%; Summit 10% of the ownership  interest  actually acquired by the acquiring party.

     10.3 Any proceeds  received by Summit with respect to any interest which it acquires within the AMI pursuant to this Article X shall be deemed to be revenue to Summit, and shall not be credited against repayment of the Advanced Funds.

     10.4 This  Article X shall  continue in full force and effect until June 1,
2008; when the AMI shall  terminate and no longer be in force in effect;  unless
Summit and GulfWest mutually agree in writing to an extension of the term of the
AMI provisions of this Agreement.

     10.5 Notwithstanding  anything herein to the contrary,  the AMI established hereunder shall not be applicable to any lands,  leaseholds,  mineral or royalty interests  covered  by or  included  within  production  units  established  for existing wells owned, wholly or in part, by GulfWest.

                                   ARTICLE XI

                        Right of Summit to Participate In
                  Additional Lease Bank Programs with GulfWest

     Commencing on the Effective Date of this  Agreement and continuing  through
December 1, 2008,  Summit shall have a Preferential  Right of First Refusal with respect to its sole participation in any Lease Bank Program in which GulfWest is a  participant.  In the event  GulfWest  desires to  participate in a Lease Bank
Program during the period this provision is in effect, it shall notify Summit of such intent and Summit shall have fifteen (15) business  days,  from the date of receipt  of  notice  from  GulfWest,  to  notify  GulfWest  of its  election  to participate  in the specified  Lease Bank  Program.  Failure of Summit to notify
GulfWest of its  election to  participate  within such period shall be deemed an affirmative  election by Summit not to participate  in the specified  Lease Bank
Program. In the event Summit elects to participate,  then the parties shall then enter into a written  agreement in substantially the same form as this Agreement setting forth the terms of the new Lease Bank Program.

                                   ARTICLE XII

                             Third Party Agreements
                             ----------------------

     12.1 Notwithstanding  anything to the contrary in this Agreement,  GulfWest shall  have the right to enter  into  agreements  from  time to time with  other persons and entities ("Other  Persons"),  pursuant to which agreements the Other
Persons shall acquire,  along with GulfWest,  Oil and Gas Properties  within the
Subject Area by agreeing to pay their portion of the acquisition  costs for such
Oil and Gas  Properties.  In any such case, the pertinent  interest of Summit in such Oil and Gas Properties,  as determined by the provisions of this Agreement, shall be carved from the interest of GulfWest in such Oil and Gas Properties.

     12.2 In addition to the agreements referred to Section 12.1 above, GulfWest shall have the right to enter into  farm-out  agreements  or similar  agreements with a third party or parties  ("Farmee"),  pursuant to which GulfWest agrees to transfer to the Farmee all or any  undivided or  segregated  part of Oil and Gas
Properties  acquired  under  this  Agreement,  all or  substantially  all of the consideration  for  which is the  Farmee's  agreement  to drill (as  opposed  to rework) a well or wells on such Oil and Gas Properties. Any such agreement shall provide that the Farmee shall bear and pay not less than the proportionate  part of all costs and expenses of the well or wells  attributable  to the interest to be  transferred  to the Farmee,  and the interest in the Oil and Gas  Properties transferred to or earned by the Farmee shall reduce the prospective  interest of the parties  hereto  proportionately.  Any promotion  received by GulfWest under such  agreement,  and  any  overriding  royalty  interest,  production  payment, leasehold or working  interest,  or any other  interest  which is reserved by or acquired by GulfWest under such agreement  shall be shared by the parties hereto
in  accordance  with  their  respective   proportionate   interests  under  this
Agreement.

     12.3 In addition to the  agreements  referred to in Sections  12.1 and 12.2 above,  GulfWest  shall  have the  right to enter  into dry hole,  bottom  hole, acreage  contribution or other similar  agreements  providing for the payment of cash or the contribution of acreage in connection with the drilling or reworking of a well within the  Subject  Area,  and any such cash or acreage  contribution shall be owned and shared by the parties  hereto in the  following  proportions:
90% GulfWest and 10% Summit.

                                  ARTICLE XIII

                                   Indemnities
                                   -----------

     13.1 Except to the extent of the gross negligence or willful  misconduct of
Summit, its employees, agents, representatives,  successors or assigns, GulfWest shall  protect,  indemnify and defend and save Summit,  its  employees,  agents, representatives,  successors  or assigns,  harmless from and against all claims, actions,  liabilities,  losses, demands, causes of action,  judgments, and costs and expenses of any kind and character  (including,  without limitation,  courts costs and reasonable  attorneys'  fees) arising in favor of or asserted by third parties on account of personal injury, death or damage to property of such third parties,  which  injury,  death or damage is the  result of a  negligent  act or
omission  or  willful   misconduct   of   GulfWest,   its   employees,   agents,
representatives, successors or assigns.

     13.2 Except to the extent of the gross negligence or willful  misconduct of
GulfWest, its employees, agents, representatives,  successors or assigns, Summit shall protect,  indemnify and defend and save GulfWest,  its employees,  agents, representatives,  successor  or assigns,  harmless  from and against all claims, actions,  liabilities,  losses, demands, causes of action,  judgments, and costs and expenses of any kind and character  (including,  without limitation,  courts costs and reasonable  attorneys'  fees) arising in favor of or asserted by third parties on account of personal injury, death or damage to property of such third parties,  which  injury,  death or damage is the  result of a  negligent  act or
omission   or   willful   misconduct   of   Summit,   its   employees,   agents,
representatives, successors or assigns.

                                   ARTICLE XIV

                               Dispute Resolution
                               ------------------

     14.1  Summit and  GulfWest  shall  attempt  in good  faith to  resolve  any controversy or claim arising out of or relating to this  Agreement.  If any such controversy or claim should arise, the parties shall meet and attempt to resolve the matter in good faith negotiation. Such negotiation shall be held between the officers  of both  parties who have  authority  to settle the  dispute.  If such controversy  or claim is not  resolved  by  negotiation,  the  dispute  shall be settled by arbitration in Houston,  Texas.  Such  arbitration  proceeding  shall utilize a single  arbitrator  in  accordance  with the  Commercial  Rules of the
American Arbitration Association. The decision of the arbitrator shall be final, binding and  enforceable in any court of competent  jurisdiction  and Summit and
GulfWest  agree  there shall be no appeal from the  arbitrator's  decision.  The parties agree the Federal  Arbitration  Act, 9 U.S.C.ss.1 et seq.  shall control and apply to all arbitrations conducted hereunder, notwithstanding any state law provisions to the contrary.

                                   ARTICLE XV

                             Relationship of Parties
                             -----------------------

     15.1 The liabilities,  covenants and undertakings of the parties hereto are several,  not joint or  collective.  Under no  circumstances  shall any party be considered  a  fiduciary  to the other  party,  nor shall there  otherwise  be a confidential, special or other relationship of trust created between the parties hereto under or by virtue of this Agreement.

     15.2 It is not the  intention  of the parties  hereto to create,  nor shall this Agreement be deemed as creating,  a joint venture or a mining, tax or other partnership  or  association  or to  otherwise  render  the  parties  liable  as co-venturers  or partners.  However,  if for federal  income tax purposes,  this
Agreement and the operations hereunder are regarded as a partnership, each party hereto elects to be excluded from the  application  of all of the  provisions of
Subchapter  "K," Chapter 1, Subtitle "A." of the Internal  Revenue Code of 1986,
as amended (hereinafter  referred to as the "Code"), as permitted and authorized by Section 761 of the Code and the regulations  promulgated  thereunder.  Should there be any  requirement  that each party hereto give further  evidence of this election,  each such party shall  execute such  documents and furnish such other evidence as may be required by the federal Internal Revenue Service or as may be necessary to evidence this election.  Neither party hereto shall give any notice or take any other action  inconsistent  with the election made hereby. In making the foregoing election,  each party states that the income derived by such party from operations  hereunder can be adequately  determined without the computation of partnership taxable income.

                                   ARTICLE XVI

                               General Provisions
                               ------------------

     16.1 All notices  hereunder  shall be in  writing,  dated and signed by the party giving the same.  Each notice  shall be either (i)  delivered in person to the address of the party for whom it is intended at the address of such party as shown below,  or (ii)  delivered to the United States Postal Service in a secure and sealed envelope or other suitable wrapper addressed to the party for whom it is  intended at the address of such party as  provided  below,  with  sufficient postage affixed,  certified or registered  mail,  return receipt  requested,  or
(iii) sent by  telecopy  with a  confirmation  copy sent by  expedited  delivery service.  If such notice is mailed,  the effective  date of such notice shall be the date of delivery or attempted  delivery if the same is not  delivered and is returned to the party attempting to give notice.  The address at which any party hereto is to receive  notice  may be changed  from time to time by such party by giving written notice of the new address to the other party hereto.

All notices to Summit shall be delivered to:

         Summit Investment Group L.L.C.
         480 North Sam Houston Parkway East, Suite 300
         Houston, Texas 77060
         Attn:  Kyle S. Williams

All notices to GulfWest shall be delivered to:

         GulfWest Energy, Inc.
         480 North Sam Houston Parkway, Suite 300
         Houston, Texas 77060
         Attn:  Thomas R. Kaetzer

     16.2 This  Agreement  may not be amended  nor any rights  hereunder  waived except by an instrument  in writing  signed by the party to be charged with such amendment  or waiver  and  delivered  by such  party to the party  claiming  the benefit of such amendment or waiver.

     16.3 The  headings of the Articles of this  Agreement  are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provision of this Agreement.

     16.4 This  Agreement may be executed by the parties hereto in any number of counterparts,  each of which shall be deemed an original instrument,  but all of which together shall constitute but one and the same instrument.

     16.5 This Agreement shall be construed in accordance with, and governed by, the laws of the State of Texas.

     16.6 This Agreement  (including the Exhibits hereto) constitutes the entire understanding  among the  parties  with  respect to the subject  matter  hereof, superseding  all  negotiations,  prior  discussions  and  prior  agreements  and understandings relating to such subject matter.

     16.7 Listing of Exhibits

     Exhibit "A" -  Description of the Iola Field Prospects
     Exhibit "B" -  Description of the Wilcox (East Texas) Prospects
     Exhibit "C" -  Assignment of Oil and Gas Properties from Summit to GulfWest
     Exhibit "D" -  Assignment of Net Profits Agreement
     Exhibit "D-1" -  Properties Subject to Net Profits Interests Agreement
     Exhibit "D-2" -  Release of Net Profits Interest Agreement
     Exhibit "E" -  Assignment of Oil and Gas Properties from GulfWest to Summit
     Exhibit "F" -  Area of Mutual Interest
     Exhibit "G" -  Joint Operating Agreement

     16.8 If a court of  competent  jurisdiction  determines  that any clause or provision of this Agreement is void, illegal or unenforceable, the other clauses and provisions of this  Agreement  shall remain in full force and effect and the clauses and provisions that are determined to be void,  illegal or unenforceable shall be limited so that they shall  remain in effect to the extent  permissible by law.

     16.9 This Agreement shall be binding upon and shall inure to the benefit of the  parties  hereto and their  respective  successors  and  assigns,  provided, however,  neither party to this Agreement may assign its rights and  obligations hereunder,  in whole or in part,  to a third  party  without  the prior  written consent of the  non-assigning  party.  Nothing  contained in this Agreement,  or implied  herefrom,  is intended  to confer  upon any other  person or entity any benefits, rights or remedies.

     THIS  AGREEMENT has been executed this ____ day of December 2001, but is to be effective December 1, 2001 ("Effective Date").

                                                SUMMIT INVESTMENT GROUP TEXAS L.L.C.

                                                \s\  Kyle S. Williams
                                                --------------------------
                                                Kyle S. Williams
                                                Title:  General Managing Partner

                                                GULFWEST ENERGY INC.

                                                \s\  Thomas R. Kaetzer
                                                ---------------------------------
                                                Thomas R. Kaetzer
                                                Title:  President

                                 Acknowledgments

State of Texas      ss.ss.
                    ss.ss.
County of Harris    ss.ss.

     BEFORE ME, the  undersigned  authority,  on this 1st day of December  2001, personally  appeared  Kyle S.  Williams,  Managing  General  Partner  of  Summit
Investment  Group  Texas  L.L.C.,  known to me to be the  person  whose  name is subscribed to the foregoing, and acknowledged tome that he executed the same for the purposes  and  consideration  therein  expressed,  in the  capacity  therein stated, and as the act and deed of said Limited Liability Company.

         [Personal Seal]             \s\  Carol Revia
                                     Notary Public in and for the State of Texas

State of Texas      ss.ss.
                    ss.ss.
County of Harris    ss.ss.

     BEFORE ME, the  undersigned  authority,  on this 1st day of December  2001, personally appeared THOMAS R. KAETZER, President of GulfWest Energy, Inc., known to me  to be  the  person  whose  name  is  subscribed  to  the  foregoing,  and acknowledged  tome that he executed the same for the purposes and  consideration therein  expressed,  in the capacity therein stated,  and as the act and deed of said company.

         [Personal Seal]             \s\  Carol Revia
                                     Notary Public in and for the State of Texas